EXHIBIT 10.7
CROSS ACCELERATION AGREEMENT


50 Kennedy Plaza
Providence, Rhode Island 02903-2305

December 28, 1995

     This Cross Acceleration Agreement (the "Agreement") is by and between PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation, having its chief executive offices at One Ram Ridge Road, Spring Valley, New York 10977 (the "Customer"), and Fleet Credit Corporation ("FCC"). Customer and FCC have entered into that certain $2,500,000 Promissory Note dated as of December 28, 1995 (the "Promissory Note"). Customer is or may become indebted under or in respect of one or more leases, loans, notes, credit agreements, reimbursement agreements, security agreements, title retention or conditional sales agreements, or other documents, instruments or agreements, whether now existing or hereafter arising, evidencing Customer's obligations for the payment of borrowed money or other financial accommodations ("Obligations") owing to FCC or to one or more affiliated persons, firms or entities controlling, controlled by or under common control with FCC ("FCC Affiliates"). Customer and FCC hereby agree as follows:

1. CROSS-ACCELERATION. If Customer pays or prepays all or substantially all of its Obligations owing to any FCC Affiliate and Fleet Bank, N.A.'s obligation to lend under the $16,000,000 revolving loan facility extended on this date to the Customer is terminated, whether or not such payment or prepayment is voluntarily or involuntarily made by Customer before or after any default or acceleration of such Obligations, then Customer shall pay, at FCC's option and immediately upon demand by FCC, all of Customer's Obligations owing to FCC, including but not limited to all Obligations owing under or in respect of the Promissory Note.

2. LEGAL ACTIONS; GOVERNING LAW. Any action by Customer against FCC for any cause of action under this Agreement shall be brought within one year after such cause of action first arises. FCC shall be liable to Customer only for its gross negligence or wilful misconduct in failing to comply with any provision of this Agreement; in no event shall FCC have any liability to Customer for incidental, consequential, punitive or exemplary damages. THIS AGREEMENT AND THE LEGAL RELATIONS OF THE PARTIES HERETO SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW. THE PARTIES HERETO HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF CONNECTICUT FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER, AND EXPRESSLY WAIVE ANY OBJECTION THAT THEY MAY HAVE TO THE VENUE OF SUCH COURTS. THE PARTIES HERETO HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT.

3. GENERAL PROVISIONS. Time is of the essence in the payment and performance of all of Customer's obligations, liabilities and duties hereunder. This Agreement represents the final agreement between the parties concerning the subject matter hereof, and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreement between the parties. Customer acknowledges and certifies that no such oral agreements exist.
This Agreement may not be amended, nor may any rights under this Agreement be waived, except by an instrument in writing signed by the party against whom such amendment or waiver is asserted. The failure of FCC at any time or times hereafter to require strict performance by Customer of any of the provisions, terms and conditions contained in this Agreement shall not waive, affect or diminish any right of FCC at any time or times hereafter to demand strict performance thereof. No rights of FCC hereunder shall be deemed to have been waived by any act or knowledge of FCC, its agents, officers or employees, unless such waiver is contained in an instrument in writing signed by an officer of FCC and directed to Customer specifying such waiver. No waiver by FCC of any of its rights on one occasion shall operate as a waiver of any other of its rights or any of its rights on a future occasion. This Agreement will not be binding on FCC until accepted and executed by FCC, notice of which is hereby waived by Customer. Any demand or notice required or permitted to be given hereunder shall be deemed effective within five (5) days when in the United States mail, and sent by certified mail, return receipt requested, postage prepaid, or within one (1) day when sent via overnight courier addressed to FCC or to Customer at the addresses set forth herein, or to such other address as may be hereafter provided by the party to be notified by written notice complying with the provision hereof. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Should any portion of this Agreement be declared invalid for any reason in any jurisdiction, such declaration shall have no effect upon the remaining portions of this Agreement; furthermore, the entirety of this Agreement shall continue in full force and effect in all other jurisdictions and said remaining portions of this Agreement shall continue in full force and effect in the subject jurisdiction as if this Agreement has been executed with the invalid portions thereof deleted. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement. Each reference herein to "FCC" shall be deemed to include its successors and assigns, and each reference to "Customer" and any pronouns referring thereto as used herein shall be construed in the masculine, feminine, neuter, singular or plural, as the context may require, and shall be deemed to include the legal representatives, successors and assigns of Customer, all of whom shall be bound by the provisions hereof.

     The provisions of this Agreement and the rights of FCC hereunder shall be deemed to be in addition to the provisions and rights of FCC set forth in the Promissory Note. All of the terms and provisions of the Promissory Note shall remain in full force and effect without modification or amendment and are hereby ratified and affirmed.

     Dated as of:  December 28, 1995.


FLEET CREDIT CORPORATION      PHARMACEUTICAL RESOURCES, INC.

By:_____________________      By: /s/Robert I. Edinger
                                 ---------------------------
Name:___________________      Name:  Robert I. Edinger

Title:__________________      Title: Executive Vice President